CONSULTING AGREEMENT

THIS  is  dated  for  reference  the  3rd  day  of  October,  2000

BETWEEN:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL INC., a company incorporated pursuant to the laws of the State of Nevada, of Suite 201, 4199 Lougheed Highway, Burnaby, British Columbia, V5C 3Y6

(the  "Company")
                                                               OF THE FIRST PART

AND:

MATT  DAEN,  of  143  Tradd  Street,  Charleston,  South  Carolina,  29401

(the  "Consultant")
                                                              OF THE SECOND PART

A. The Company desires to retain the Consultant to assist the Company in locating and hiring (the "Services") a senior marketing employee who will be responsible for the marketing of the Company's software products to original equipment manufacturers and value added resellers (the "Marketing Professional"); and

B. The Consultant has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

                                    ARTICLE 1
                     APPOINTMENT AND AUTHORITY OF CONSULTANT

1.1     Appointment  of  Consultant

          The Company hereby appoints the Consultant to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the

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Consultant  to  exercise  such  powers  as  provided  under this Agreement.  The
Consultant accepts such appointment on the terms and conditions herein set forth.

1.2     Authority  of  Consultant

          The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3     Independent  Consultant

          In performing the Services, the Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Consultant shall be the agent of the Company solely in circumstances where the Consultant must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Consultant to provide the Services exclusively to the Company and the Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Consultant's behalf and the Consultant or any of his agents shall not be entitled to the fringe benefits provided by the Company to its employees.

                                    ARTICLE 2
                              COMPANY'S AGREEMENTS

2.1     Compensation  of  Consultant

     As compensation for the Services rendered by the Consultant pursuant to this Agreement, the Company shall pay to the Consultant US$3,250.00 per month (the "Monthly Retainer") until such time as the Services have been performed and the Marketing Professional has entered into an employment agreement with the Company.

          In the event that the Company hires the Marketing Professional as a result of the efforts of the Consultant in the performance of the Services, the Consultant will then be entitled to receive a fee of thirty percent (30%) of the Marketing Professional 's annual salary less the aggregate amount of all Monthly Retainers paid to that date (the "Fee"), provided that the Marketing Professional remains in the employ of the Company for a period of not less than six (6) months.

          The Fee shall become payable to the Consultant on the first business day following the date which the Marketing Professional commences his or her employment with the Company. The Fee will be payable in common shares (the "Fee Shares") in the capital of the Company issued at the market price of the Company's common shares on the day that the Fee becomes payable. The Company will issue the Fee Shares to the Consultant upon the execution of all necessary documents, including a Subscription Agreement, and the Fee Shares will be deposited in escrow with the Company's solicitors and not delivered to the Consultant until the Marketing Professional has remained in the employ of the Company for a period of six (6) months.

2.2     Consultant's  Acknowledgements

          The Consultant acknowledges that the Fee Shares to be issued pursuant to the terms of this Agreement will not be registered under the United States Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an effective registration statement under the 1933 Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. The Consultant further acknowledges that the Fee Shares will be subject in the United States to a one (1) year hold period from the date of issuance of the Fee Shares.

                                    ARTICLE 3
                        DURATION, TERMINATION AND DEFAULT

3.1     Effective  Date

          This Agreement shall become effective as of the ____ day of October, 2000 (the "Effective Date"), and shall continue for a period of ninety (90) days from the Effective Date or until terminated pursuant to the terms of this Agreement.

3.2     Termination

          This Agreement may be terminated by either party by giving the other ten (10) days written notice of such termination provided that this Agreement may be immediately terminated by the Company if the Consultant is in breach of any term of this Agreement.

3.3     Duties  Upon  Termination

     Upon termination of this Agreement for any reason, the Consultant shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

3.4     Compensation  of  Consultant  on  Termination

          Upon termination of this Agreement, the Consultant shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Consultant under this Agreement all sums due and payable under this Agreement to the date of termination and the Consultant shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Consultant under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Consultant, to the extent such right has not been waived by the Company.

                                    ARTICLE 4
                                 CONFIDENTIALITY

4.1     Confidentiality

          The Consultant shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

          The Consultant shall comply, and shall cause his agents to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Consultant execute an agreement with the Company regarding the confidentiality of all such information.

4.2     Devotion  to  Contract

          During the term of this Agreement, the Consultant shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Consultant, to:

(a) at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

(b) devote such of his time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Consultant as contemplated herein.

4.3     Other  Activities

          The Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1     Waiver;  Consents

          No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

5.2     Governing  Law

          This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.3     Successors,  etc.

          This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

5.4     Assignment

          This Agreement may not be assigned by any party except with the written consent of the other party hereto.

5.5     Entire  Agreement  and  Modification

          This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

5.6     Headings

          The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

5.7     Notices

          All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after

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being  placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Consultant as follows:

The  Company:

Merlin  Software  Technologies  International,  Inc.
Suite  201,  4199  Lougheed  Highway
Burnaby,  BC  V5C  3Y6

Attention:     Robert  Heller
Facsimile:     604-320-7277

The  Consultant:

Matt  Daen
143  Tradd  Street,
Charleston,  South  Carolina,  29401

Facsimile:     (843)  723-0207

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

5.8     Time  of  the  Essence

          Time  is  of  the  essence  of  this  Agreement.

5.9     Further  Assurances

          The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

5.10     Counterparts

          This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

MERLIN  SOFTWARE
TECHNOLOGIES  INTERNATIONAL,  INC.

Per:     /s/  Trevor  McConnell
         Authorized  Signatory



                                          )
WITNESSED  BY:                            )
                                          )
/s/  signed                               )
Name                                      )
2  N.  Adgers  Wharf                      )
Address                                   )
Charleston,  SC  29401                    )
Receptionist                              )     /s/  Matt  Daen
Occupation                                )     MATT  DAEN